Exhibit 5.1

August 23, 2007

Nanogen, Inc.

10398 Pacific Center Court

San Diego, CA 92121

RE:	Nanogen, Inc./462(b) Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Nanogen, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “462(b) Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), for the registration of additional (i) shares of the Company’s common stock, $0.001 par value (the “Common Stock”), (ii) shares of the Company’s Preferred Stock, $0.001 par value (the “Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”), (iv) warrants to purchase Common Stock (the “Common Stock Warrants”), and (v) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”) with an aggregate offering price of up to $10,000,000. The Common Stock, the Preferred Stock, the Debt Securities, the Common Stock Warrants and the Preferred Stock Warrants are collectively referred to herein as the “Securities.” The 462(b) Registration Statement incorporates by reference the registration statement on Form S-3 (No. 333-144880) (together with the 462(b) Registration Statement, the “Registration Statement”) initially filed with the Commission on July 26, 2007 for the proposed offer and sale by the Company of securities of the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) with an aggregate offering price of $50,000,000.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended through the date hereof (the “Certificate”), and Bylaws, as in effect on the date hereof (the “Bylaws”), of the Company, certain resolutions of the Company’s Board of Directors relating to the 462(b) Registration Statement, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed that:

•

the issuance and sale of shares of Common Stock to be offered from time to time will be duly authorized, in accordance with the Certificate, the Bylaws and applicable Delaware law (each, a “Corporate Action”);

•

prior to the issuance of shares of one or more series of Preferred Stock, an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized by all necessary Corporate Action and filed with the Secretary of State of the State of Delaware;

•

each series of Debt Securities will be issued under an indenture, and any necessary amendment or supplement thereto (the “Indenture”) between the Company and the bank or trust company identified in such Indenture as the trustee with respect to such Debt Securities (each, a “Trustee”), and the

Nanogen, Inc.

August 23, 2007

execution, delivery and performance of the applicable Indenture will be duly authorized by all necessary Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•

to the extent that the obligations of the Company under any Indenture may depend upon such matters, each of the parties thereto other than the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by such Indenture; such Indenture has been duly authorized, executed and delivered by each Trustee under such Indenture and constitutes the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; such Trustee is in compliance, generally and with respect to acting as a party with respect to its obligations under such Indenture, with all applicable laws and regulations; and such Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture;

•

any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”) and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•

to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, each of the parties thereto other than the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations; and such party has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

•

the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

•

a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

•	all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

•

a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

Upon due authorization by Corporate Action of the issuance and sale of shares of the Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of the Common Stock) in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in

Nanogen, Inc.

August 23, 2007

each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable).

2.	Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of the Preferred Stock) in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of the Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	When the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the applicable Indenture, such Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered against receipt for the purchase price thereof, in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will be valid, binding and enforceable obligations of the Company, and the Indenture will be a valid, binding and enforceable obligation of the Company.

4.	When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid, binding and enforceable obligations of the Company.

The opinions set forth above as to enforceability may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; or (iv) requirements that a claim with respect to any Debt Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of California, and we express no opinion with respect to the laws of any other state or jurisdiction.

Nanogen, Inc.

August 23, 2007

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/    MORGAN, LEWIS & BOCKIUS LLP